STATE OF ISRAEL
Ministry of Industry, Trade and Employment
Industrial Research and Development Administration

Jerusalem, 4.3.04

Letter of Approval no. 32793
Attn.	(Budget Regulation 38020101)
Integrity Applications Ltd.	Group 13
P.O.B. 432
Ashkelom 78100

Letter of Approval
Replacing Approval dated 09/12/2003

1.
We hereby inform you that the Research Committee, by virtue of its authorization under Clause 17(c) of the Law for Encouragement of Research and Development in Industry, 5744-1984, hereinafter: “the Law”, held a discussion with regard to your application dated 30/04/2003 to approve an annual research and development plan, and on 10/02/2004 decided to approve the plan as an Approved Plan.

a.	Subject of the Plan: Non-Invasive device designed to monitor the level of glucose in the blood.

b.	Executor of the Approved Plan: Integrity Applications Ltd. Registration no.: 513151878.

c.	Research and development expenses approved for the execution of the Approved Plan shall be at an amount of up to NIS 700,000

In words: seven hundred thousand New Israeli Shekel.

d.	The rate of the approved grant is: 60% of the research and development expenses, at the amount of: NIS 420,000 (hereinafter: “the Grant”).

2.	The Approval is subject to the fulfillment of the provisions of the Law, its regulations and rules, as well as to the following conditions:

A.	The Approved Plan shall be executed as specified in your application within a period of 9 months from 01/04/2003 until 31/12/2003 (hereinafter:“the Execution Period”).

B.
(1) You should notify the Office of the Chief Scientist of any change of 25% or more in the Company’s shares and/or in one of the following control means: (a) voting rights in the Company’s meetings; (b) right to appoint executives in the Company; (c) right to participate in the Company’s profits.

(2) Transferring any percentage of the control means mentioned in Clause 2B(1) above to a foreign citizen or a foreign corporation, shall be subject to a written approval provided beforehand by the Research Committee.

C.	Additional Terms

The budget is approved solely for the purpose of establishing feasibility.

Royalties shall be paid out of all the profits received from monitoring level of glucose in-vivo by an ultra-sonic device, measuring specific heat, measuring level of conductivity or any combination thereof, including software, algorithms and service.

D.	See appendix concerning Intellectual Property.

3.	This Letter of Approval is replacing the former Letter of Approval dated 09/12/2003 and it includes a former grant at the amount of NIS 350,000 and an addition of NIS 70,000.

Sincerely,

[Signature]

Dr. Eli Offer

The Chief Scientist

Enclosures:	1. Detailed budget Annexed to the Letter of Approval
2. Letter of Undertaking
3. Rules determined by the Research Committee for the execution of the provisions of the Law
4. Intellectual Property   Annexed to the Letter of Approval (according to Clause 2D)

This page is inseparable part of the Latter of Approval
Details of the budget for the research and development in the subject of non-invasive device design to monitor the level of glucose in the blood.					file number	32793
date	from	4/1/2003	to	12/31/2003	date of preparing	9/4/2003
					company	Integrity Applications Ltd.
					company number	4010

A. employees
number	name	academic degree	position	salary index	salary- total	salary, upper limit- total	time that was invested- %	month	budget
1	Avner Gal	cEE, MBA	project's leader	regular	21,735	21,735	75	6	97,008
2	David Ferger	PhD	ultrasound expert	regular	21,735	21,735	100	6	130,410
3	Jackob Aosiatinski	electronic	electronic	regular	20,580	20,580	75	6	92,810
4	Yivgeni Neidis		programmer	regular	20,055	20,055	50	6	80,105
5	Andrey Gershwien	software engineer	programmer	regular	11,340	11,340	50	6	34,020
6	Vladimir Bortchki		electronic	regular	17,635	17,635	50	6	62,605
7	Anatoli Diver	electronic	electronic	regular	12,600	12,600	100	6	75,600
8	Aharon Spector	electronic	models building	regular	8,925	8,925	50	1	4,463
							overhead expenses- 20%		109,536
							sum		547,801
							sum- employees		867,217

B. expendable substances and equipment
substance
number	description	quantity	budget
1	transducers	20	2,820
2	physiological solution	30	600
3	DSP parts	2	263
4	electronical parts (gas, cables and so)	1	500
5	crystal	12	169
6	Semiconductors	1	400
7	electronical spurts substance	1	200
		sum	4952

C. sub-contractors
number	name	taype of work	מיקום	budget
1	Rohama Electronic		Israel	6,580
2	Altec		Israel	1,605

			sum of sub-contractors in Israel	8,185
			sum of sub-contractors aborad	-
			sum of sub-contractors	8,185

D. other
number	description	budget
1	patent registration	29,654.0
	sum	29,654.0

total in NIS	700000
60% grant	350000

INTEGRITY APPLICATIONS LTD.

Number at the Registrar of Companies 513151878

Attn.
Industrial Research and Development Administration	Date: 21.9.03
Office of the Chief Scientist	Company:4010
Ministry of Industry, Trade and Employment
4 Mavo Hamatmid. P.O.B. 2197
Jerusalem

Dear Sir,

Reference:	Letter of Undertaking and Notification of commencement of Execution in the subject of: Non-Invasive Device Monitoring Level of Glucose in the Blood

File no.: 32793

We hereby inform you that we have commenced execution of the Approved Plan, in accordance with the aforementioned reference on 1/4/03.

[Signature]
A.D. Integrity Applications Ltd.

1.	We hereby declare and undertake to meet all the provisions of the Law for Encouragement of Research and Development in Industry, 5744-1984 (hereinafter: “the Law”), including:

A.	The obligation not to transfer to others the know-how, the rights thereof and the production rights resulting from the research and development, without the approval of the Research Committee.

B.
To pay royalties and submit all the reports in accordance with the provisions of the Law and the Regulations of the Encouragement of Research and Development in Industry (Rate of Royalties and Rules for their Application), 5756-1986 (hereinafter: “the Royalties Regulations”) as well as with the directives of the Industrial Research and Development Administration (hereinafter: “the Administration”).

2.
We declare that we have read all the instructions and directives concerning financial reports required for research and development and that we shall act upon them, including whatever is related to the subject of computerized system to report hours of task allocation.

3.	We agree to associate this file number: 32973 to Plan: 32793 in the subject of: non-invasive device monitoring level of glucose in the blood.

(Signature]
A.D. Integrity Applications Ltd.

4.	Additional Undertakings

A.	We were informed of the Royalties Amendment published in “the Regulations File 5759” dated 3.12.1996 page 110 (File 5939).

Pursuant to the aforesaid amendment, the research royalties shall be dollar linked, holding annual interest at libor rate.

B.	Additional Undertakings:

Royalties shall be paid out of all the profits received from monitoring level of glucose in-vivo by an ultra-sonic device, measuring specific heat, measuring level of conductivity or any combination thereof, including software, algorithms and service.

(Signature]
A.D. Integrity Applications Ltd.

State of Israel
Ministry of Industry and Trade
The Chief Scientist

Chapter:	Work of the companies with the Office of the Chief Scientists within the framework of the R&D Law	Page 1 of 13
Name of Regulation	Reporting and payment of royalties	Valid from: 2nd November 2003
Regulation No.	200-04 Version: 02

1.	Objective
To define and determine a uniform mechanism for reporting and payment of royalties from revenues derived from the R&SD programs that are supported by the Office of the Chief Scientist.

2.	Background

2.1.	The Office of the Chief Scientist supervises the implementation and execution of the Research Committee’s decisions regarding support of R&D programs that it has approved.
2.2.	This regulation is designed to determine the mechanism for company reports in all matters relating to payment of royalties from revenues derived from R&D programs approved by the Research Committee.
2.3.	This regulation is designed to determine the company’s undertaking, if the R&D program has failed, after conclusion of the R&D program.
2.4.	In order to remove doubt, in any case of a contradiction between that stated in this regulation and that stated in the R&D Law and the Royalties Regulations, the Law and the Regulations shall prevail.

3.	Report and payment of royalties
3.1.	Commitment for payment of royalties
3.1.1.
The company is committed to pay royalties for every revenue which originates from the developed product and its derivatives, as defined in the Law and Regulations, including the revenues from provision of consultation and training services, installation and maintenance services, provision of marketing rights, sale of knowhow etc, all as stated in the R&D Law and the Royalty Regulations.

State of Israel
Ministry of Industry and Trade
The Chief Scientist

Chapter:	Work of the companies with the Office of the Chief Scientists within the framework of the R&D Law	Page 2 of 13
Name of Regulation	Reporting and payment of royalties	Valid from: 2nd November 2003
Regulation No.	200-04 Version: 02

3.1.2.
The Research Committee, in the event that it shall approve the request for R&D support, shall deliberate and decide on the basis of an expert opinion by a professional examiner, the head of the professional field, and the company’s position if it is different from the expert opinion, about the products/technologies for which royalties will be paid, and whether the company will be required to pay increased royalties.

3.1.3.
A letter of undertaking that shall be sent by the Office of the Chief Scientist shall detail the products/technologies for which royalties shall be paid. Furthermore the previous dossiers attributed to the R&D program shall be noted whereby the criteria for attribution of dossiers are:

3.1.4.	The use made of the current R&D dossier in the outcomes of development/knowhow from other dossiers/programs.
3.1.5.	The product subject of the R&D dossier is attributed to the same product line and/or directed to those same types of customers as the previous dossiers.

3.2.	Charge for increased percentage of royalties
The Research Committee shall deliberate and decide about the percentage charge for repayment of increased royalties, in the programs detailed hereinafter, as stated in the Royalties Regulations:
3.2.1.
Programs for development of products based on the basic knowhow developed within the framework of the program which received benefits pursuant to the law or other benefits from the Office of the Chief Scientist;

3.2.2.	Programs for development of products the lifetime of which in the market is limited;
3.2.3.
Programs for development of identical or similar products to the products for which the programs for their development have received or should receive from the Research Committee approval pursuant to the law or pursuant to any law, on the condition that there is or shall be marketing competition between the applicants for the approval.

State of Israel
Ministry of Industry and Trade
The Chief Scientist

Chapter:	Work of the companies with the Office of the Chief Scientists within the framework of the R&D Law	Page 3 of 13
Name of Regulation	Reporting and payment of royalties	Valid from: 2nd November 2003
Regulation No.	200-04 Version: 02

3.3.	Ceiling of royalties repayment
3.3.1.
A company obligated for payment of royalties for revenues derived from the development supported by the Office of the Chief Scientist, as stated in the Royalties Regulations, up to a repayment ceiling calculated according to the level of the program.

3.3.2.
The ceiling of the repayment shall be calculated according to a schema of repayment ceilings for each of the program dossiers as approved by the Research Committee whereby the dossiers for which the period of their execution began before 01/01/94, the ceiling of the repayment will be calculated according to 100% or 150% of the total grant received by the company and this pursuant to the instructions of the old regulations and pursuant to the various tracks. Dossiers for which the period of their execution started after 01/01/94, the repayment ceiling (for all the tracks) will be calculated according to 100% of the total grant received by the company.

3.3.3.
For the purpose of calculation of ceilings, the sum of the linked grant that the company received will be pursuant to the records of the Office of the Chief Scientist. The aforementioned R&D grants are linked to the dollar and bear an annual interest at the rate of the Libor interest (Libor interest is imposed on program dossiers that have been approved as of 1.1.99).

3.3.4.	Sum of the linked grant
3.3.4.1.
A company for which an R&D program is approved, will receive the grant payments throughout the period of the R&D. Each payment made by the Office of the Chief Scientist is translated on the day of the issue of the payment instruction into dollar value, accrued in these values and accredited to the debit of the company in the specific dossier.

State of Israel
Ministry of Industry and Trade
The Chief Scientist

Chapter:	Work of the companies with the Office of the Chief Scientists within the framework of the R&D Law	Page 4 of 13
Name of Regulation	Reporting and payment of royalties	Valid from: 2nd November 2003
Regulation No.	200-04 Version: 02

3.3.4.2.
At the conclusion of the R&D and after the CPA’s audit on behalf of the Office of the Chief Scientist, the accrued sum of the grant which the company received for the R&D program will be ultimately determined.

3.3.4.3.
The collection of accrued grants in all the program dossiers is multiplied by the specific repayment ceiling for each dossier (according to the support track and/or according to the decision of the Committee) which creates the theoretical debt of the company to the Office of the Chief Scientist.

3.3.4.4.
It shall be noted that all the activity with the Counterpart Fund (reporting, payment, accounting, etc) will be carried out in relation to the dossier level and not in relation to the request (dossier).

3.4.	Royalty percentage
The company is obligated to payment of royalties to the State Treasury at variable rates, as noted in the Royalty Regulations in the table hereinafter:

Years from the start of the royalty repayments	Regular royalty percentage	Increased royalty percentage
First three years	3%	4%
From the start of year 4 and onwards	3.5%	4.5%

3.5.	Royalty payments
3.5.1.
A revenue that owes royalties as stated in the Royalty Regulations obligates a separate record in the company’s bookkeeping for the purpose of paying royalties by recording the revenue in its books (accrued basis), the revenues shall be translated into dollar values and shall be accrued in those values until the date determined for payment of royalties. On the determining date the dollar amount will be translated into shekel values and paid by the company into the account of the Office of the Chief Scientist.

State of Israel
Ministry of Industry and Trade
The Chief Scientist

Chapter:	Work of the companies with the Office of the Chief Scientists within the framework of the R&D Law	Page 5 of 13
Name of Regulation	Reporting and payment of royalties	Valid from: 2nd November 2003
Regulation No.	200-04 Version: 02

Payment will be made by the company by means of a slip for payment into the account of the Office of the Chief Scientist in the Post Office Bank, Account No. 0-24830-7. The payment slip can be received from the Counterpart Fund Department. Any delay in payment will obligate the company to interest and linkage differences according to law from the determining date and until the day of clearance of the debt.
3.5.2.
Sales price owing royalties is the full price which the company recorded in its audited books and reports. You may deduct from the sales price expenses for purchase tax, VAT and exchange rate insurance only. Apart from the aforementioned and that stated in Section 4.6.5 no other expense may be deducted.

3.5.3.	Sales via affiliated companies
When the company sells its products to an affiliated company (as stated in Section 21 of the R&D Law) the sale price for the purpose of calculating royalty payment shall be the price that the affiliated company sold to the customer.
In this matter the date of the sale owing royalties is the date on which the company sold to the affiliated company and as recorded in the company books.
3.5.4.	Sale of a prototype
Sale of a prototype which was approved within the framework of the R&D program after conclusion of the R&D period, obligates the company for royalty payments from the sales price of the prototype, at an identical percentage to the grant percentage of the program according to which the prototype was approved.

State of Israel
Ministry of Industry and Trade
The Chief Scientist

Chapter:	Work of the companies with the Office of the Chief Scientists within the framework of the R&D Law	Page 6 of 13
Name of Regulation	Reporting and payment of royalties	Valid from: 2nd November 2003
Regulation No.	200-04 Version: 02

3.5.5.	Revenues from products connected indirectly to the financed knowhow
a.
Products which were developed with the company’s financing without the assistance/support of the Chief Scientist however based on knowhow developed with the assistance of the Chief Scientist will be charged royalty payments as if it was a product developed with the assistance of the Chief Scientist.

b.
A product which was developed for the most part without the assistance of the Office of the Chief Scientist however for the purpose of completing it or its improvement it received the support of the Chief Scientist will be charged according to the rates determined in the Regulations and taken from the full sales price.

3.5.6.	Division of the product
a.
A product which was developed for the most part by independent financing by the company or other entities and received support for the conclusion of the development or its improvement will be charged with royalty payment from the full sales price of the product without consideration of the relative part of the investment of the company in the development.

b.
In the event that the company sells a system incorporating independent sub-systems which stand alone, whereby one was developed with the assistance of the Office of the Chief Scientist and the second was developed without assistance, the royalties shall be calculated as follows:

c.
Firstly the measure of the independence of the sub-systems shall be examined (by the Chief Scientist’s office), whereby the test is the measure of the connection between them, that is to say the measure of the technological involvement required during the development in order for these sub-systems to be integrated into one working system. If the Research Committee shall approve that indeed the sub-systems are

State of Israel
Ministry of Industry and Trade
The Chief Scientist

Chapter:	Work of the companies with the Office of the Chief Scientists within the framework of the R&D Law	Page 7 of 13
Name of Regulation	Reporting and payment of royalties	Valid from: 2nd November 2003
Regulation No.	200-04 Version: 02

independent the company will be able to pay royalties according to the price of the sub-system on the open market (catalogue price). In the event that the sub-system is not sold on the open market, the sales price owing royalties will be calculated according to the ratio of production costs of the sub-systems.
In order to remove doubt, it is hereby clarified that this method of payment will be approved solely and only by the Research Committee in advance and in writing; for as long as approval is not received, the company shall report on the full sales price of the complete system.

3.6.	Reporting to the Counterpart Fund
3.6.1.
The company is obligated to report to the Counterpart Fund twice a year on the royalty report form (Appendix A) as regards the status of the R&D program. In the event that the company had sales during the half year, it is required to report and pay accordingly.

3.6.2.
The abovementioned report is half yearly, the determining date for report and payment is two months after the end of the half year – for example, for the first half year of 2001 (months 01-06.01) you are required to report and pay by 31.8.01. For the second half year of 2001 (months 7-12.01) you are required to report and pay by 28.2.01.

3.6.3.	It should be noted that the obligation to report is imposed also on the programs which have still not matured and have not reached sales or programs that failed for any reason whatsoever.
3.6.4.
Once a year and close to the date of reporting the second half years of each report year, the company will attach a company managers’ declaration form and a special report by the CPA confirming the company’s reports for the entire year (these should be submitted in the wording attached in Appendix B only – other wordings will not be accepted).

State of Israel
Ministry of Industry and Trade
The Chief Scientist

Chapter:	Work of the companies with the Office of the Chief Scientists within the framework of the R&D Law	Page 8 of 13
Name of Regulation	Reporting and payment of royalties	Valid from: 2nd November 2003
Regulation No.	200-04 Version: 02

3.6.5.	In the event that the company has subsidiaries, financial data will be transferred (as detailed in Section 5 of Appendix A) both as regards the company itself and in regard to the later data.
3.6.6.
The company reports should be sent by post to the Office of the Chief Scientist – Counterpart Fund, 4 Mevo Hamatmid, P.O.B. 2197, Zip code 91021, Jerusalem. Please attach a photocopy of the payment slip to the reports.

3.6.7.
Proceedings shall be taken against companies that shall not report in a timely fashion pursuant to Section 45 of the Encouragement of Research and Development in Industry Law 5744-1984, the gist being: termination of payments, stay of handling of the company’s requests and finally a demand for a return of all the benefits given to the company. Furthermore, the Counterpart Fund shall recommend to other units in the Ministry of Industry and Trade to stay the handling of the company’s requests.

3.7.	Royalties Audit
A company which has reported to the Counterpart Fund (even if they attached a CPA’s confirmation of their reports) and did not receive any reservation whatsoever from the Counterpart Fund as regards its reports does not constitute confirmation of the accuracy of the report by the Office of the Chief Scientist.
The Office carries out audits of the royalties in the companies on an ongoing basis from time to time. Within the framework of the audit the propriety and reliability of the company reports are examined with reference to the Royalties Regulations and to the specific terms which were determined for the company in the letters of approval and the letters of undertaking.

State of Israel
Ministry of Industry and Trade
The Chief Scientist

Chapter:	Work of the companies with the Office of the Chief Scientists within the framework of the R&D Law	Page 9 of 13
Name of Regulation	Reporting and payment of royalties	Valid from: 2nd November 2003
Regulation No.	200-04 Version: 02

3.8.	Closure of programs in the Counterpart Fund
3.8.1.
A company is permitted to submit a request to exempt itself from the duty of reporting, if one of the following occurs, as stated in the Royalties Regulations: the company is not active; the R&D program has failed; the company is not selling the product.

3.8.2.
Please note, submission of a request to close a program in the Counterpart Fund does not exempt the company from continuing to report. The company is required to continue to report to the Counterpart Fund until receipt of a confirmation in writing as regards closure of the program in the Counterpart Fund.

3.8.3.
On the request form (Appendix C) the company shall declare the status of the program, the progression of the events which caused the company to declare its failure and that the company did not make use of the knowhow derived from the program and did not transfer the knowhow to another company. Furthermore they shall report on the products that it sold throughout the years from the date of the Scientist’s support and until submission of the request.

3.8.4.
The Counterpart Fund Unit will transfer the company’s request to be examined by a professional examiner who handled the program during the development stage. If necessary the request will be transferred to another professional examiner after consultation with the Deputy Chief Scientist for Technology.

3.8.5.
The professional examiner, after examination of the company’s request, including an inspection at the company’s site, will submit his reasoned recommendation to the Manager of the Counterpart Fund, while focussing on the verification of the accuracy of the company’s data and the feasibility of the company implementing the knowhow acquired in the program in the future. A copy of the recommendation will be sent by him to the Head of the Professional Field.

State of Israel
Ministry of Industry and Trade
The Chief Scientist

Chapter:	Work of the companies with the Office of the Chief Scientists within the framework of the R&D Law	Page 10 of 13
Name of Regulation	Reporting and payment of royalties	Valid from: 2nd November 2003
Regulation No.	200-04 Version: 02

3.8.6.
The Manager of the Counterpart Fund, after he has examined the expert opinion of the professional examiner and after he has received the comments of the various entities in the Office of the Chief Scientist, will transfer his recommendation to the Chief Scientist within 14 days. The Chief Scientist, or whoever he shall authorize, shall notify the company of his decision.

3.8.7.
When an exemption is given the company shall undertake to report to the Chief Scientist as regards any change to the status of the program and that it is aware that the provision of approval of recognition of a program as a failure does not release the company from its obligation to meet the requirements of the R&D Law.

4.	Royalty payment agreement – investment intensive company in R&D
4.1.
Further to the amendment of the Regulations of Encouragement of Research and Development in Industry (Arrangement for Debt Repayment), 5761-2001 (attached), a large and investment intensive company in research and development (hereinafter: a company) that wishes to join the royalty repayment arrangement shall submit a request to the Counterpart Fund. The process of examining the request will be under the responsibility of the Counterpart Fund which will submit its recommendation to the Debt Repayment Committee headed by the Accountant General (hereinafter: the committee).

4.2.	The company’s request shall include:
4.2.1.	The declaration of the CEO of the company that the company meets the prerequisites determined in the Regulations in Section 2.2 “Large Company and R&D Intensive”.
4.2.2.	The last personnel report submitted to the National Insurance in which the employees employed in R&D are noted.
4.2.3.	An audited financial report for the last year ending and the quarterly reports of the current year.

State of Israel
Ministry of Industry and Trade
The Chief Scientist

Chapter:	Work of the companies with the Office of the Chief Scientists within the framework of the R&D Law	Page 11 of 13
Name of Regulation	Reporting and payment of royalties	Valid from: 2nd November 2003
Regulation No.	200-04 Version: 02

4.2.4.	Details of the grants given to the company for each and every dossier as they are recorded in the company’s books.
4.2.5.
Linkage of the R&D dossiers given to the company for the research and development programs. The links between the dossiers shall be technological links thus that in the event that the supported knowhow in a certain dossier is based on supported knowhow in a previous dossier, these dossiers will be attributed to one R&D program.

4.2.6.	The division of the various company products into various R&D programs.
4.2.7.
The sales forecast for the products based on the knowhow supported by the Scientist and calculation of the current value (capitalized by a 4% interest) of royalties that the company should have paid to the Office of the Scientist for these sales. The sales forecast shall be based on the shelf reviews carried out by a recognized and independent professional entity which analyzes the market in which the firm operates. Please note, pursuant to the Regulations, a capitalized sales forecast plus royalties paid, is required to meet the minimum of 65% of the total grants paid to the company plus Libor interest in the relevant dossiers.

4.2.8.	Details of the royalties paid to the Office of the Chief Scientist in the various programs as they are recorded in the company’s books.

4.3.	Examination of the request
The Counterpart Fund will examine the request with the assistance of the heads of the technological fields of the Office of the Chief Scientist and a CPA if necessary. In the event that there are contradictions between the position of the Counterpart Fund and the position of the company, the Counterpart Fund will attempt to clarify the contradictions with the company representatives. In the event that the contradictions between the Counterpart Fund and the Company shall not be settled the Counterpart Fund shall submit its recommendations and the position of the company to the Committee’s decision.

State of Israel
Ministry of Industry and Trade
The Chief Scientist

Chapter:	Work of the companies with the Office of the Chief Scientists within the framework of the R&D Law	Page 12 of 13
Name of Regulation	Reporting and payment of royalties	Valid from: 2nd November 2003
Regulation No.	200-04 Version: 02

4.4.	The Committee’s Decision
The decisions of the Debt Repayment Settlement Committee do not obligate the companies submitting a request for repayment. In the event that the company is not interested in reaching a settlement, as decided by the Committee, it is permitted to apply to the regular support track pursuant to the Regulations.
4.5.	Schedule
4.5.1.	A company is permitted to submit a request for repayment of royalties on a date that is convenient for it.
4.5.2.	A company wishing to enter into an arrangement before submission of requests for grants for the next budgetary year, is required to submit a request by 16/10/XX to the Counterpart Fund.

5.	Responsibility
5.1.	The overall responsibility for activation of this regulation is imposed on the Deputy Chief Scientist for Administration and Operation.
5.2.	The responsibility for interpretation and update of this regulation is imposed on the Deputy Chief Scientist for Administration and Operation.

6.	Appendices
-  Appendix A – Royalty Report Form
- Appendix B – CPA Confirmation
- Appendix C – Request for closure of program in Counterpart Fund

State of Israel
Ministry of Industry and Trade
The Chief Scientist

Chapter:	Work of the companies with the Office of the Chief Scientists within the framework of the R&D Law	Page 13 of 13
Name of Regulation	Reporting and payment of royalties	Valid from: 2nd November 2003
Regulation No.	200-04 Version: 02

7.	Distribution
- Director General of the Ministry of Industry and Trade
- The management of the Office of the Chief Scientist
- Professional examiners
- Companies aided by the assistance tracks of the Office of the Chief Scientist

8.	Regulation Approver

Name:	Dr. Eli Oper	Position:	The Chief Scientist
Signature	(signature)	Date:	November 2nd 2003

Regulation No.	200-04	Appendix A	Valid from	1/11/01	Page	1	Of	3

The State of Israel	The Counterpart Fund – The Office of the Chief Scientist The Ministry of Industry and Trade Telephone: 02-6662454 Fax: 02-6662925
The Ministry of Industry, Trade and Employment
The Office of the Chief Scientist

Royalty Report Form
Date: _____________
Att:
The Office of the Chief Scientist – The Counterpart Fund                                                                                                                                          Report period (2)
The Administration for Industrial Research and Development                                                                                                                                          Year    1st Half Year
The Ministry of Industry and Trade
5 Bank of Israel Street
Jerusalem

1) General details
Company name:
Company number at the Chief Scientist’s Office:
Company address:
Street:	Number:	Town:	Zip Code
Contact person:		Position of contact person:
Telephone:	Fax:	Email:

2) Company programs supported by the Chief Scientist in which there are sales (3)
		Half yearly sales			Half yearly royalties		Annual sales *
Program	Topic	Local in $	Export in $	Total in $	Percentage	Total in $	Local in $	Export in $	Total in $
		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Total		0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
* Please fill in the annual sales column in the report for the second half of the year only
___________________________
Stamp of CPA (for identification)

Regulation No.	200-04	Appendix A	Valid from	1/11/01	Page	2	Of	3

Company name:	Company number at the Chief Scientist’s Office

3) Programs supported by the Chief Scientist without sales (3)

Program No.(3)	Program Topic	Reasons for lack of sales (*)	Remarks
A
A
A
A
A

(*) Detail the reasons for lack of sales
A. Continued R&D                                           B. No sales during the period                                                                C. Marketing failure/Technology failure – detail                                                                                     D. Other - detail

3) Details of dossiers for all the company programs supported by the Chief Scientist (where there are sales or where there are no sales)

Program No. (3)	Dossier No. (*)	Grant for dossier (**) in dollars	Total accumulated grant for the program in dollars
		0.00 0.00 0.00 0.00	0.00
		0.00 0.00 0.00 0.00	0.00
		0.00 0.00 0.00 0.00	0.00
		0.00 0.00 0.00 0.00	0.00
	Total	0.00	0.00

(*) Enter one dossier only in each line
(**) Please ensure you consolidate the total accumulated grant per program

___________________________
Stamp of CPA (for identification)

Regulation No.	200-04	Appendix A	Valid from	1/11/01	Page	3	Of	3

Company name:	Company number at the Chief Scientist’s Office

5) General company data
A. Total company sales during the report period
Sales to local market in dollars	0.00
Sales for export in dollars	0.00
Total sales in dollars	0.00

B. Total R&D expenses gross during the report period in dollars: Supported R&D	0.00
Unsupported R&D	0.00

C. Revenues from sales to an affiliated company in dollars: Products supported by the Chief Scientist	0.00
Products not supported by the Chief Scientist

D. Revenues from sale of knowhow in dollars: Knowhow supported by the Chief Scientist	0.00
Knowhow not supported by the Chief Scientist	0.00

Comments

We hereby attach:
□  A CPA’s expert opinion
□  A photocopy of the payment slip

The Company’s Declaration: I the undersigned, the authorized signatory of the company, hereby declare that all the details provided in this report are true and complete, I am aware that provision of incorrect details constitutes a criminal offence.

Name of signatory	Position	Signature	Company Stamp

Notes
(1)  Please fill in all the sections of the report
(2) The period of the report shall always be for six calendar months
(3) The program number is usually the number of the first dossier of all the dossiers which received support for a certain topic.
(4)  Percentage of royalties – is the percentage which is the company is obligated to pursuant to the decisions of the Research Committee, letter of approval, letter of undertaking and/or pursuant to the R&DS Law and its regulations
(5) Please attach a photocopy of a payment slip for this report.
(6) To the report form for the second half please attach a CPAs expert opinion in the wording agreed with the Institute of Public Accounts in Israel in the matter of royalty reports for the two half years jointly, the reports must be signed with the CPA’s stamp for identification.

___________________________
Stamp of CPA (for identification)

Regulation No.	200-04	Appendix B	Valid from	1/11/01	Page	1	Of	5

Audit procedures for examination of the sales turnovers and royalties in the annual report submitted by the company to the Counterpart Fund – the Office of the Chief Scientist, the Ministry of Industry and Trade

The Committee for wording special expert opinions and CPA confirmations

Chairman: Yizhar Kaneh, CPA

1.
Read the appropriate sections in the letter of undertaking relating to the matter of the required accounting report, the “Regulations for Encouragement of Research and Development in Industry (percentage of royalties and rules of their payment), 5756 – 1996 (hereinafter – “the regulations”) and the “Regulations of the Counterpart Fund”.

2.	Receive from the company management a copy of “The Company Management Declaration” to the Chief Scientist as detailed in the Chief Scientist’s Regulations.

3.
Receive from the company a report detailing all its revenues in the report year while separating the various types (including those supported by the Scientist and those not supported by the Scientist) and compare the data to the Royalty Report Form. Compare this report to the Revenues section of the company reports.

Note: If the audit of the financial reports has still not concluded, check whether the fact that the audit has still not concluded requires an additional audit of the data in the financial reports. If an additional audit is required then following it check whether in this audit sufficient audit evidence was collected, in order for you to be able to give your opinion about the Royalty Report Form

4.	Check whether the company administered a separate accounting system within the framework of its bookkeeping as regards its revenues from the various products.

5.
Check whether the bookkeeping system is arranged such that you can create reasonably reliable data as regards a division in the sales turnover, between revenues from products supported by the Scientist and those not supported as well as between the local market and export (this is not an automatic data processing audit but rather a general external audit of the computer).

6.	Check the method of calculation of the translation of the data from new shekels to dollars and take a sampling of several calculations.

7.
Check a sample of several invoices from sale of R&D supported products or revenues from incidental services for these products, to examine whether they were included in the data of the various revenue reports as stated in Section 3 of “the Company Management Declaration”. Furthermore, review the Division of Revenues Report to check that it does not include the revenues from the incidental services for a product and which were not reported to the Counterpart Fund.

Regulation No.	200-04	Appendix B	Valid from	2/11/2003	Page	2	Of	5

8.
Check a sampling whether the royalty liability is calculated according to the relevant royalty percentages for the company revenues, derived from the various R&D programs as detailed in the Royalty Regulations.

9.
Check with the supervisor for financial matters in the company, whether “the date of sale” which determines the date of the cross section for inclusion in the company revenues report liable for royalties is as defined in “the company declaration” (Section 5).

10.
Check whether the company attributed its liable revenues to the various R&D programs to which the Chief Scientist of the Ministry of Industry and Trade supported, as they appeared in the “memorandum” sent to the company as detailed in the “management declaration” (Section 6 of the declaration).

11.
When there are revenues from royalties which were created by means of an affiliated corporation as defined in the Encouragement of Research and Development in Industry Law (hereinafter “the law”), then you are required to receive the management declaration signed by the management of that same corporation, relating to the matter of the propriety of the accounting data received from that same corporation, in the matter of reporting to the Chief Scientist. Check a sample of the application in practice of Section 8 of the declaration of the company managers.

12.
In cases as detailed in Section 11 check whether “another price” has been defined by the Research Committee and if so check if there is a declaration in this regards in Section 12 of the management declaration.

13.
Check whether the programs that have been terminated were reported this year and for which there are still sales of products, are those that the royalties for them in the previous year reached the return ceiling (as defined in the Regulations).

14.
Check from what you know as the CPA of the company and by a discussion with the management, whether during the period in which “transfer of production” as defined in the Law was made outside of the borders of the State of Israel. If so, check whether approval was given for this in writing from the Chief Scientist and whether the company is reporting on a percentage of royalties according to that written in the Regulations.

15.
Check from that known to you as the CPA of the company and by a discussion with the management, whether during the reported period there was a “transfer of knowhow” as defined in the law. If so, was a report provided on revenues derived from the transfer of the supported knowhow (whether directly or indirectly). Furthermore, check if approval was given for this in writing by the Chief Scientist.

16.
Without a requirement for an additional audit from you as CPA, check whether from that known to you from the audit of the financial statements that you did not receive information according to which the management declaration as detailed on page 3 was incorrect.

Regulation No.	200-04	Appendix B	Valid from	2/11/2003	Page	3	Of	5

These audit procedures have been determined by the joint committee of the Institute of Chartered Accountants in Israel and the management of the Counterpart Fund

Regulation No.	200-04	Appendix B	Valid from	2/11/2003	Page	4	Of	5

CPAs Special Report (Royalty Reports)

(The form will be submitted on the CPAs letterhead paper)

Date _________
Att:

The Counterpart Fund – The Office of the Chief Scientist
The Ministry of Industry, Trade and Employment
5 Bank of Israel Street
Jerusalem

Re:  CPA’s Expert Opinion as regards the Royalty Reports to the Chief Scientist
For half yearly I/200X; II/200X - _______________Company

As the CPAs of ________________ (hereinafter: “the company”) and at its request, we have audited the company’s royalty reports for year ending ________ which are attached and marked with our stamp for identification.
These Royalty Reports are under the responsibility of the company management. Our responsibility is to give our expert opinion as regards these Royalty Reports based on our audit.
We carried out the audit pursuant to the customary auditing regulations and pursuant to the rules determined between the Institute of Chartered Accountants in Israel and the Counterpart Fund. According to these regulations and rules we were required to plan the audit and execute it with the objective of achieving a reasonable measure of assurance that in the execution report there is no fundamental erroneous presentation.
The audit includes a sampling of the evidence which is supported by sums and information in the Royalty Reports, an examination of the required rules of accounting reporting, of the significant estimates carried out by the company management as well as the evaluation of the appropriateness of the presentation of the Royalty Reports in entirety. We believe that our audit supplies an appropriate basis for our expert opinion.
In our opinion the abovementioned Royalty Reports reflect appropriately, pursuant to the company’s books, in all fundamental aspects, the company revenues and the revenues owing royalties for the year ending ___________
Yours sincerely
____________________
CPAs

Regulation No.	200-04	Appendix B	Valid from	2/11/2003	Page	5	Of	5

Date

Att:
The Counterpart Fund – The Office of the Chief Scientist
The Ministry of Industry, Trade and Employment
5 Bank of Israel Street
Jerusalem
Re:  Declaration of the Company Management for Year

We hereby declare the following:

1.
The Royalty Reports were prepared and submitted pursuant to the Encouragement of Research and Development in Industry Law 5744-1984 (hereinafter the law), pursuant to the rules of reporting required by virtue of the Regulations for Encouragement of Research and Development in Industry (Percentage of Royalties and Rules for their Payment) 5756-1996 (hereinafter the regulations), pursuant to the regulations of the Counterpart Fund at the Office of the Chief Scientist and pursuant to the various letters of undertaking.

2.	The company administered a separate accounting system, within the framework of its bookkeeping, regarding the revenues from the various products.
3.
The company included in its revenues of the royalties owing all the revenues derived from the product (as defined in the Research and Development Law and the regulations) whether directly or indirectly, including agents’ commissions, marketing commissions, running expenses, travel, marketing expenses and so forth as well as maintenance services, installation, training, consultation, application executions and any other service relating to the product.

4.	Liability for royalties calculated according to the relevant royalty percentages for company revenues derived from the various R&D programs, as detailed in the royalty regulations.
5.
Company revenues owing royalties were included according to “sales dates” as defined in the regulations: “Actual date of supply of the product to the customer; sales rights – the date of their transfer to the customer; continuing work – according to the progress of the work; all according to that recorded in the company books and their audited reports”.

6.
The company appropriately attributed its taxable revenues for the various R&D programs, which received the support of the Chief Scientist of the Ministry of Industry and Trade, as they appeared in the Memorandum sent to you on _________

7.
The company will continue to report on all its revenues owing royalties for as long as the royalties for these revenues (for each program separately) have not reached the ceiling of return as defined in the regulations.

8.
In any event of revenues that owe royalties, which were created by means of a controlling/controlled corporation as defined in the law, the report of revenues was executed according to the highest price of the final sale or other price if such price was defined for the company by the Research Committee.

9.	□ Production of products based on knowhow supported by the Scientist will be executed in entirety in Israel.

□ In the event that the production is not executed in entirety in Israel and the company received approval for this from the Office of the Chief Scientist and reports on increased royalties as defined for it in the regulations.

10.	1. □ Transfer/sale of knowhow was approved by the Office of the Chief Scientist.
2. □ The company reports on all its revenues derived from transfer of knowhow supported by the Office of the Chief Scientist at the Ministry of Industry and Trade, whether directly or indirectly.

The Company CEO/
Chairman of the Board of Directors	Supervisor for Financial Matters in the Company

Regulation No.	200-04	Appendix C	Valid from	1/11/01	Page	1	Of	3

The State of Israel
The Ministry of Industry, Trade and Employment
The Office of the Chief Scientist

Re:  Request to Close a Counterpart Fund Program
Date: ___________

I Mr/Ms ____________

authorized signatory of _____________ Registered No. ___________

hereby declare that Program No. ____________ on the topic of _______________

Which includes Dossiers _____, _____, _____, _____, _____, _____, _____, _____, _____,

Status:

□  Termination of sales, (please detail in the attached appendix)

□  Technology failed, (please detail in the attached appendix)

□  Marketing failed, (please detail in the attached appendix)

□  Other: __________ (please state the status and detail in the attached appendix)

From date ____________

□ I am hereby attaching the appendix detailing the progress of the program (the request shall not be processed if the completed appendix is not attached)

Declaration

I hereby declare in the name of the company:

1. That as of ________ and until the date of this letter,

□	there were no direct/indirect revenues from the program

□
all the royalties due from the direct/indirect revenues were paid from Program Number _______ and the company does not anticipate future revenues from the program or from information that was accumulated during the development of the program.

(Mark with an X)

2. That the company did not make use of the knowhow derived from the R & D program in development of other products and knowhow was not transferred/sold to other companies.

Regulation No.	200-04	Appendix C	Valid from	1/11/01	Page	2	Of	3

I hereby undertake in the name of the company that:

1.
In the event that there shall be future revenues and/or use shall be made of the knowhow in the future for the purpose of continued development and/or development of new products, to report this and pay royalties.

2.	In the event that the company shall wish to transfer the knowhow to a third party, to receive the approval in advance and in writing from the Office of the Chief Scientist.

First name and surname	Position	Signature	Company Stamp

Date	Telephone	Fax

Regulation No.	200-04	Appendix C	Valid from	1/11/01	Page	3	Of	3

Appendix to the Request to Close the Counterpart Program
Details of the progress of the program

To company __________________	Reg. No. _____________ As of __________	Program No. __________

Please state in detail (if necessary please attach appropriate appendices)

1. What was achieved in the program?

2. At which stage did the program encounter difficulties?

3. What were the reasons and the factors for the failure of the program?

4. What did the company do to overcome the difficulties?

5. What is the situation in the market at present?

6. Financial date – what were the total accumulated revenues from the sale of the program (direct and indirect)?

__________________	_____________	_______________ _______________
First name and surname	Position	Signature	Company Stamp

Notes:
a.	Do not fill in the form in handwriting.
b.	Please update personal details and telephone numbers.
c.	Please transfer the form by email to:tmura@ocs.moital.gov.il
d.	Please post the signed form to the following address:
Counterpart Fund – The Office of the Chief Scientist
The Ministry of Industry and Trade
5 Bank of Israel Street
Jerusalem

For queries:
Ilanit–	Tel: 02-6662454
Fax: 02-6662925

STATE OF ISRAEL
Ministry of Industry, Trade and Employment
Industrial Research and Development Administration
Office of Chief Scientist
   Jerusalem 4.03.04

Annt.	Latter of Approval no. 32793
Integrity Applications Ltd.	(Budget Regulation 38020101)
P.O.B 432	Group 13
Ashkelon 7810

Appendix for the Latter of Approval
Obeying the Intellectual Property laws

We noted to ourselves your undertaking of 21.9.03 to obey the Intellectual Property laws and regulations as will be from time to time in Israel, and if you will be found guilty in breaching the Intellectual Property laws and regulations of Israel, in final judgment of a court in Israel, we will be entitled to rescind any benefit that you received from the Industrial Research and Development Administration, including grants, loan, tax benefits, or any other financial advantage, or part of benefit as said, and to demand their return with legal interest and linkage.
Sincerely,
Dr. Eli Offer
Head of the Industrial Research and Development Administration.